Consent of Independent Registered Public Accounting Firm

The Board of Trustees:

The Prudential Series Fund:

We consent to the use of our report dated February 14, 2020, with respect to the financial statements and financial highlights of Conservative Balanced Portfolio, Diversified Bond Portfolio, Equity Portfolio, Flexible Managed Portfolio, Global Portfolio, Government Income Portfolio, Government Money Market Portfolio, High Yield Bond Portfolio, Jennison Portfolio, Natural Resources Portfolio, Small Capitalization Stock Portfolio, Stock Index Portfolio, and Value Portfolio, thirteen of the portfolios comprising The Prudential Series Fund, as of December 31, 2019, and for the respective years presented therein, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

April 15, 2020